UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2017

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 8, 2017 (the “Effective Date”), Par Hawaii Refining, LLC, a Hawaii limited liability company (“PHR”), and an indirect wholly-owned subsidiary of Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to its Supply and Offtake Agreement dated June 1, 2015 (as amended, modified, supplemented, renewed, and/or restated, the “Supply and Offtake Agreement”) with J. Aron & Company LLC, a New York general partnership (“J. Aron”). Pursuant to the Amendment, among other things, the term of the Supply and Offtake Agreement was extended through May 31, 2021, and the parties agreed to an approximately $30 million forward sale by PHR to J. Aron of certain monthly volumes of jet fuel to be delivered to J. Aron over the term of the Supply and Offtake Agreement (the “Forward Sale”) based on specified pricing and volume requirements set forth in the Amendment. Under the Amendment, PHR is permitted to distribute the proceeds from the Forward Sale to the Company for general corporate purposes. The cost to the Company of the Forward Sale is based upon an annual interest rate of 7.00%.

In connection with their entry into the Amendment, on the Effective Date the parties also amended (i) the pledge and security agreement in order to effect the Forward Sale and increase the ability of PHR to make certain payments and other distributions, including a one-time distribution to the Company of the approximately $30 million proceeds realized from the Forward Sale (the “Amended Pledge and Security Agreement”), and (ii) the storage facilities agreement in order to extend the period during which J. Aron may prepay for the use of certain storage, loading and offloading facilities at PHR’s refinery located in Kapolei, Hawaii (the “Amended Storage Facilities Agreement”).

The foregoing description of the Amendment, the Amended Pledge and Security Agreement, and the Amended Storage Facilities Agreement is qualified in its entirety by reference to the Amendment, the Amendment to Pledge and Security Agreement, and the Amendment to Storage Facilities Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Amendment, the Amended Pledge and Security Agreement, and the Amended Storage Facilities Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1    Amendment to Supply and Offtake Agreement dated May 8, 2017.
10.2    Amendment to Pledge and Security Agreement dated May 8, 2017.
10.3    Amendment to Storage Facilities Agreement dated May 8, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: May 9, 2017	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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